SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE

ACT OF 1934

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☒	Definitive proxy statement

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☐	Definitive additional materials

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TIMOTHY PLAN

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

of the

TIMOTHY AGGRESSIVE GROWTH FUND

1055 Maitland Center Commons

Maitland, FL 32751

Toll Free 800-662-0201

The Timothy Plan (the “Trust”) is holding a special meeting of the shareholders of the Timothy Plan Aggressive Growth Fund (the “Special Meeting”) on Monday, December 17, 2007 at 10:00 AM Eastern Time. The Special Meeting will be held at the offices of the Trust’s Administrator, Unified Fund Services, Inc., 2960 Meridian Street, Suite 300, Indianapolis, IN 46208.

The Trust is a Delaware business trust, registered with the Securities and Exchange Commission (“SEC”) and operating as an open-end management investment company. The Trust has authorized the division of its shares into various series (“Funds”) and currently offers shares of twelve Funds to the public. The Trust further has authorized the division of its shares into various classes, each with different sales charges and/or ongoing fees. The Timothy Plan Aggressive Growth Fund (the “Fund”) currently offers Class A Shares, which are sold to the public with a front-end sales charge and Class C shares, which are sold with a contingent deferred sales charge of 1% for the first year and an ongoing distribution and servicing (12b-1) fee of 1.00%. The Trust previously also offered Class B Shares, which were sold with a contingent deferred sales charge (“CDSC”) which declined to zero over a period of years and an ongoing distribution and servicing (12b-1) fee of 1.00%. However, sales of Class B shares have been closed to new investors since May 3, 2004.

There is only one item for consideration at the Special Meeting. You and your fellow shareholders are being asked to approve a new sub-investment advisory agreement on behalf of your Fund with Chartwell Investment Partners (“Chartwell”), a registered investment advisory company.

Provident Investment Counsel, the Fund’s current sub-investment adviser, has resigned its position to be effective as of the close of business on December 31, 2007. The engagement of Chartwell is necessary in order to maintain professional investment management expertise for the Fund. The proposed sub-advisory agreement with Chartwell will NOT result in an increase in the Fund’s overall expense structure. The details of the proposed sub-advisory agreement are contained in the accompanying proxy materials, and we urge you to read it carefully.

You may vote at the Special Meeting if you are the record owner of shares of the Fund as of the close of business on November 1, 2007. If you attend the Special Meeting, you may vote your shares in person. If you expect to attend the Special Meeting, please call the Trust at 1-800-662-0201 to inform them.

Your vote on this proposal is very important. If you own Fund shares in more than one account of the Trust, you will receive a proxy statement and one proxy card for each of your accounts. You will need to fill out each proxy card in order to vote the shares you hold for each account.

Whether or not you plan to attend the Special Meeting, please fill in, date, sign and return your proxy card(s) in the enclosed postage paid envelope. You may also return your completed proxy card by faxing it to the Trust at 800-717-8706. PLEASE VOTE NOW TO HELP SAVE THE COST OF ADDITIONAL SOLICITATIONS.

As always, we thank you for your confidence and support.

By Order of the Board of Trustees,

Arthur Ally
Chairman

November 5, 2007

THE TIMOTHY PLAN

Special Meeting of the Shareholders of

the

Timothy Plan Aggressive Growth Fund

1055 Maitland Center Commons

Maitland, FL 32751

Toll Free: 800-662-0201

PROXY STATEMENT

Dated November 6, 2007

SPECIAL MEETING OF SHAREHOLDERS

To be Held on December 17, 2007

Introduction

The Board of Trustees (the “Board”) of the Timothy Plan (the “Trust”) has voted to call a special meeting of all shareholders of the Timothy Plan Aggressive Growth Fund (the “Fund”), in order to seek shareholder approval of one proposal relating to the Fund. The Special Meeting will be held at the offices of the Trust’s Administrator, Unified Fund Services, Inc. (“Unified”), 2960 Meridian Street, Suite 300, Indianapolis, IN 46208, at 10:00 AM Eastern Time, on Monday, December 17, 2007. If you expect to attend the Special Meeting in person, please call the Trust at 1-800-662-0201 to inform them of your intention. This proxy was first mailed to eligible shareholders on or about November 5, 2007.

Items for Consideration

The Special Meeting will be held to consider the following items of business:

(a)	Approval of a new sub-investment advisory agreement with Chartwell Investment Partners (“Chartwell”) for the Fund; and

(b)	Such other business as may properly come before the shareholders of the Fund.

Eligibility to Vote

If you were the record owner of any shares of the Fund as of the close of business on November 1, 2007 (the “Record Date”), then you are eligible to vote at the Special Meeting. As of the Record Date, the Fund had a total of 3,541,279.851 shares issued and outstanding. Each full share counts as one vote, and fractional shares count as fractional votes.

Voting by Proxy

The simplest and quickest way for you to vote is to complete, sign, date and return the enclosed proxy card(s) in the postage paid envelope provided. The Board urges you to fill out and return your proxy card(s) even if you plan to attend the Special Meeting. Returning your proxy card(s) will not affect your right to attend the Special Meeting and vote.

The Board has named John Swhear and Matt Miller, each employed by Unified, as proxies, and their names appear on your proxy card(s). By signing and returning your proxy card(s) to the Trust, you are appointing those persons to vote for you at the Special Meeting. If you fill in and return your proxy card(s) to the Trust in time to vote, one of the appointed proxies will vote your shares as you have directed on your proxy. If you sign and return your proxy card(s), but do not make specific choices, one of the appointed proxies will vote your shares in favor of all items relating to your proxy.

If an additional matter is presented for vote at the Special Meeting, one of the appointed proxies will vote in accordance with his best judgment. At the time this proxy statement was printed, the Board was not aware of any other matter that needed to be acted upon at the Special Meeting other than the one Proposal discussed in this proxy statement.

If you appoint a proxy by signing and returning your proxy card(s), you can revoke that appointment at any time before it is exercised. You can revoke your proxy by sending in another proxy with a later date, or by notifying the Trust’s Secretary in writing, that you have revoked your proxy prior to the Special Meeting. The Trust’s Secretary is Mr. Joseph Boatwright and he may be reached at the following address: The Timothy Plan, 1055 Maitland Center Commons, Maitland, FL 32751.

Voting in Person

If you attend the Special Meeting and wish to vote in person, you will be given one ballot for each of your accounts when you arrive. If you have already voted by proxy and wish to vote in person instead, you will be given an opportunity to do so during the Special Meeting. If you attend the Special Meeting, but your shares are held in the name of your broker, bank or other nominee, you must bring with you a letter from that nominee stating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote.

Requirement of a Quorum

A quorum is the number of outstanding shares, as of the Record Date, that must be present in person or by proxy in order for the Trust to hold a valid shareholder meeting. The Trust cannot hold a valid shareholder meeting unless there is a quorum of shareholders. For this Special Meeting, 1,770,640.925 (50% + 1) eligible shares of the Fund must be present, in person or by proxy, to constitute a quorum.

Under rules applicable to broker-dealers, if your broker holds your shares in its name, the broker is not allowed to vote your shares unless it has received voting instructions from you. If your broker does not vote your shares because it has not received instructions from you, those shares will be considered broker non-votes. Broker non-votes and abstentions count as present for purposes of establishing a quorum, and count as votes cast against the Proposal.

Required Votes to Approve the Proposal

The affirmative vote of a “majority” of the shares entitled to vote of the Fund, as of the Record Date, are required in order to approve the Proposal. For purposes of approving shareholder proposals, the Investment Company Act of 1940, as amended (the “1940 Act”) defines a “majority” of the outstanding voting securities of a fund as the lesser of (a) the vote of holders of at least 67% of the voting securities of the Fund present in person or by proxy, if more than 50% of such shares are present in person or by proxy; or (b) the vote of holders of more than 50% of the outstanding voting securities of the Fund.

Adjournments

The appointed proxies may propose to adjourn the Special Meeting, either in order to solicit additional proxies or for other purposes. If there is a proposal to adjourn the Special Meeting, the affirmative vote of a majority of the shares present at the Special Meeting, in person or by proxy, is required to approve the adjournment.

Cost Of The Shareholder Meeting And Proxy Solicitation

The Fund is paying the costs of the Special Meeting. Certain employees of Timothy Partners, Ltd, Investment Adviser and Principal Underwriter to the Fund (“TPL”), or their designees, may be conducting proxy solicitations. TPL will not be charging the Fund for any costs associated with such solicitations.

Who To Call With Questions

Please call the Trust at 1-800-662-0201 with any questions you may have relating to this proxy statement. Also, at your request, the Trust will send you a free copy of its most recent audited annual report, dated December 31, 2006, and its most recent unaudited semi-annual report, dated June 30, 2007. Simply call the Trust to request a copy of a report and it will be sent to you within three (3) business days of receipt of your request.

PROPOSAL # 1.	APPROVAL OF A NEW SUB-INVESTMENT ADVISORY AGREEMENT WITH CHARTWELL INVESTMENT PARTNERS (“CHARTWELL) ON BEHALF OF THE TIMOTHY PLAN AGGRESSIVE GROWTH FUND

Background

The Timothy Plan Aggressive Growth Fund (the “Fund”) invests the majority of its assets in the common stock, without regard to capitalization, of U.S. domestic companies with the objective of providing long term growth of capital. The Fund currently offers Class A and Class C shares. Class A shares of the Fund commenced investment operations on July 14, 1999, and Class C shares commenced investment operations on February 3, 2004.

Timothy Partners, Ltd. (“TPL”), 1055 Maitland Center Commons, Maitland, FL 32751, serves as investment adviser to the Fund under a written investment advisory agreement approved by the Board and separately ratified by the Fund’s shareholders. The investment advisory agreement with TPL has been in effect since the Fund’s inception and was last renewed by the Board on February 23, 2007.

TPL is a Florida limited partnership organized on December 6, 1993 and is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser. Mr. Arthur D. Ally is President of TPL and is responsible for the day-to-day activities of TPL. Covenant Funds, Inc., a Florida corporation (“CFI”), is the managing general partner of TPL. Mr. Ally also is President and 75% shareholder of CFI. Mr. Ally had over eighteen years experience in the investment industry prior to founding TPL, having worked for Prudential Bache, Shearson Lehman Brothers and Investment Management & Research. In addition to his positions as President of TPL and CFI, Mr. Ally also serves as President and Chairman of the Board of Trustees of the Trust. Mr. Ally does not receive any compensation for his services to the Trust as an officer or Trustee of the Trust, but he does receive compensation from TPL as a result of his ownership interest in TPL and service as an officer and director of TPL.

For its services to the Fund, TPL receives a fee, calculated daily and paid monthly, equal to an annual rate of 0.85% of the average daily net assets of the Fund.

The Investment Management Structure

Along with most of the Timothy Plan funds, the Fund operates under a “manager of managers” structure. Under that structure, TPL serves as the investment adviser to the Fund and is responsible for the overall management and supervision of the Fund and its operations. However, the day-to-day selection of securities for the Fund and the provision of a continuing and cohesive Fund investment strategy is handled by one or more sub-advisers. One of TPL’s principal responsibilities to the Fund as investment adviser is to select and recommend suitable firms to offer day-to-day investment management services to the Fund as sub-advisers. These sub-advisory firms are paid for their services to the Fund by TPL out of the fees paid to TPL by the Fund.

Provident Investment Counsel (“Provident”), 300 North Lake Ave., 4th Floor, Pasadena, CA 91101, currently serves as sub-investment adviser to the Fund under a written sub-advisory agreement with the Trust and TPL. The sub-advisory agreement was originally approved by the Fund’s shareholders pursuant to a special shareholders meeting and was last renewed by the Board on February 23, 2007.

On or about August 24, 2007, TPL, on behalf of the Board of Trustees, informed Provident that its agreement to serve as sub-adviser to the Fund was being terminated, such termination to become effective as of the close of business on December 31, 2007. This action was taken after ongoing consultations by and between TPL and the Board concerning Provident’s ongoing capabilities and historical investment performance. As a result of the departure of the Fund's principal portfolio manager and an impending change of control of Provident, TPL and the Board ultimately agreed that a new firm with greater resources and a more consistent track record of performance would likely be beneficial to the Fund’s future growth and would better serve the Fund’s shareholders.

TPL, in anticipation of the departure of Provident, engaged the firm of UBS PRIME Consultants to assist it in a search to find a new sub-adviser for the Fund. A thorough search and vetting process involving a number of candidates was undertaken, and after interviewing a number of potential replacements, TPL and UBS submitted Chartwell Investment Partners (“Chartwell”) to the Board for its consideration. Chartwell, in turn, agreed to begin providing services to the Fund on the first business day of January 2008, subject to Board and Fund shareholder approval.

Chartwell Investment Partners (“Chartwell”)

Chartwell Investment Partners, 1235 Westlakes Drive, Suite 400, Berwyn, PA 19312, was established in 1997 as a Pennsylvania Partnership and is registered with the Securities and Exchange Commission as an investment advisory firm under the Investment Advisers Act of 1940, as amended. As of September 30, 2007, Chartwell managed approximately $6.2 billion in client assets.

Chartwell will utilize a team of investment professionals to manage the Aggressive Growth Fund's assets. The portfolio team members include:

Edward N. Antoian, CPA, CFA: Managing Partner, Chief Investment Officer

Mr. Antoian earned a Bachelor of Science degree from the State University of New York, and an MBA from the University of Pennsylvania's Wharton School. He is a Certified Public Accountant and holds the Chartered Financial Analyst designation. From 1984 to 1997, Mr. Antoian was a Senior Portfolio Manager at Delaware Investment Advisers, managing institutional assets in small and mid-cap growth styles as well as the Trend and DelCap Funds. Prior to joining Delaware, Mr. Antoian was employed by E.F. Hutton in the institutional equity division. Mr. Antoian is a member of the CFA Institute and the CFA Society of Philadelphia.

Mark J. Cunneen: Managing Partner, Senior Portfolio Manager

Mr. Cunneen earned a Bachelor of Business Administration degree in Accounting from The University of Notre Dame and an MBA from the University of Pennsylvania's Wharton School. Prior to joining Chartwell, Mr. Cunneen was a Managing Partner and Portfolio Manager at Churchfield Capital where he founded and managed long/short equity hedge funds. From 2000 to 2002, he was employed by J. & W. Seligman as a Portfolio Manager and was head of the Small Cap Growth product. From 1999 to 2000, he was a Portfolio Manager and headed the Small Cap Growth product at Alliance Capital Management. From 1992 to 1998, he was a Partner and Portfolio Manager and also headed the Small Cap Growth product at Chancellor Capital Management.

John A. Heffern: Managing Partner, Senior Portfolio Manager

Mr. Heffern earned a Bachelor’s degree in Economics and an MBA in Finance from the University of North Carolina at Chapel Hill. From 1997 to 2005, he was a Senior Vice President and Senior Portfolio Manager with the Growth Investing Group at Delaware Investment Advisers. From 1994 to 1997, he was a Senior Vice President, Equity Research at NatWest Markets, responsible for specialty financial services equity research. Prior to NatWest, he was a Principal and Senior Regional Bank Analyst at Alex Brown & Sons.

Each team member has a number of other Chartwell professionals supporting their efforts. The members of the Chartwell investment team average in excess of 18 years experience in the investment field.

Additional Information about Chartwell

The information presented below (current as of September 30, 2007) is designed to provide additional information about Chartwell, the team members of Chartwell responsible for the Fund's investments, and the means by which such persons are compensated for their services.

Portfolio Manager	Types, Asset Amounts and No. of Accounts Managed by Team Members						Types, Asset Amounts and No. of Accounts Managed by Team Members Where Compensation is Performance Based
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts		Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	No. of Accts	Total Assets (mil)	No. of Accts.	Total Assets (mil)	No. of Accts.	Total Assets (mil)	No. of Accts	Total Assets (mil)	No. of Accts.	Total Assets (mil)	No. of Accts.	Total Assets (mil)
Team	3	1,607.1	NA	NA	52	1,343.9	NA	NA	NA	NA	NA	NA

The compensation paid to a Chartwell portfolio manager consists of base salary, annual bonus and ownership distributions. A portfolio manager’s base salary is determined by Chartwell’s Compensation Committee and is reviewed at least annually. A portfolio manager’s experience, historical performance, and role in firm or product team management are the primary considerations in determining the base salary. Industry benchmarking is utilized by the Compensation Committee on an annual basis. Annual bonuses are determined by the Compensation Committee based on a number of factors. The primary factor is a performance-based compensation schedule that is applied to all accounts managed by a portfolio manager within a particular investment product and is not specific to any one account. The bonus is calibrated based on the gross composite performance of such accounts for one-year and three-year periods (where applicable) versus (1) the appropriate benchmark and (2) peer group rankings by product category. The bonus also considers the individual’s stock selection performance as it relates to sector responsibilities versus sector performance within the appropriate benchmark. Portfolio construction, sector and security weighting and performance are reviewed by the Compliance and Compensation Committees to prevent a manager from taking undue risks. Additional factors used to determine the annual bonus include the portfolio manager’s contribution as an analyst, product team management and contribution to the strategic planning and development of the investment group, as well as the firm. Ownership distributions are paid to a portfolio manager based on the portfolio manager’s ownership interest or percentage limited partner interest in Chartwell multiplied by total net cash distributions paid during the year.

Board Considerations

On August 24, 2007, the Fund's Board of Trustees held a regular Quarterly meeting to consider, among its stated business, a new sub-investment adviser for the Fund, and after full deliberation, selected Chartwell to serve in that capacity.

During its deliberations, the Board reviewed the qualifications of Chartwell and heard a presentation by representatives of UBS PRIME Consultants and TPL relating to Chartwell. Mr. Ally reported that he and Independent Trustee Wes Pennington had traveled to Chartwell's offices in Berwyn Pennsylvania to conduct due diligence on the firm, to hear a formal presentation from the firm with respect to managing the Fund, and to assure themselves that no material negative matters existed that would prevent the Fund from engaging Chartwelll. Mr. Ally and Mr. Pennington each expressed confidence and praise for the firm and in the firm’s ability to serve the Fund.

The Board then received written information relating to the experience, strengths, other clients and past investment performance of Chartwell and noted with approval the firm’s consistently above-average investment performance, its size and level of expertise, and quality of clientele. The Board noted with further approval that no officer or trustee of the Fund or Trust was affiliated with Chartwell, and that no compensation was to be paid to Chartwell other than advisory fees under the proposed agreement. The Board also reviewed the financial condition of Chartwell and questioned both TPL and UBS at length to assure themselves that Chartwell was financially capable of undertaking the responsibilities of serving the Fund.

The Board then turned its attention to the terms of the proposed sub-advisory agreement. Under the terms of the proposed sub-advisory agreement with Chartwell, Chartwell would be responsible for providing day-to-day investment advice and choosing the securities in which the Fund invests. Chartwell would report directly to TPL, and TPL would be responsible to report to the Board for any errors or omissions made by Chartwell. Chartwell would not be responsible for mistakes or errors of judgment in its management of the investments of the Fund unless those mistakes or errors of judgment resulted from gross negligence, willful misfeasance or intentional wrongdoing. The proposed sub-advisory agreement would have an initial term of not more than two years, and could be renewed annually thereafter by affirmative vote of a majority of the Board of Trustees and a separate concurring majority vote of the Trust’s independent Trustees. The proposed sub-advisory agreement may be terminated by any party at any time, without penalty, upon sixty (60) days written notice. The proposed sub-advisory agreement would become effective on the first business day of 2008, cintingent upon receipt of shareholder approval. A copy of the proposed sub-advisory agreement with Chartwell is included as Exhibit B to this proxy, which is incorporated by reference into this discussion as if fully set forth herein.

The Board then discussed the proposed fees payable to Chartwell for its services to the Fund. Since those fees would be paid to Chartwell by TPL out of the fees it received from the Fund, the Board sought TPL’s opinion concerning the reasonableness of the proposed fee structure. TPL reported to the Board that Chartwell was at least as competitive as the other candidates it had interviewed with respect to its proposed fees. TPL further reported that because Chartwell’s proposed fees were so reasonable, TPL would be able to maintain its current level of service to the Funds without the need to seek an overall fee increase.

Based on the Board’s review and UBS and TPL’s recommendation, the Board unanimously voted to approve Chartwell as sub-adviser to the Fund and to seek shareholder approval of their choice.

Fees and Expenses

If Chartwell becomes the new sub-adviser to the Fund, TPL will pay a portion of the fee it currently receives from the Fund to Chartwell. Chartwell has agreed to serve as sub-adviser to the Fund for fees based upon the following schedule:

Fund Assets from:	Annual Fee Percentage
$0 to $10 million	0.42%
+$10 million to $15 million	0.40%
+$15 million to $25 million	0.35%
Above $25 million	0.25%

The fees paid to Chartwell on behalf of the Fund under the sub-advisory agreement will be paid by TPL out of the fees received by TPL under its Investment Advisory Agreement with the Fund, so overall fees to the Fund’s shareholders will not change.

Financial Effect on the Fund

If Chartwell becomes the new Sub-Adviser to the Fund, the fees paid by shareholders of the Fund will remain exactly the same. Fund shareholders currently pay total investment advisory fees of 0.85% per annum of the average daily assets of the Fund. That fee will not change if Chartwell becomes the new Sub-Adviser to the Fund. TPL receives the 0.85% advisory fee, and will pay a portion of that fee to Chartwell. The table below shows the overall expenses of the before and after the engagement of Chartwell. The fees stated below are actual fees incurred by the Fund for its fiscal year ended December 31, 2006. Fees shown as “Proposed” reflect the anticipated effect of the changeover from Provident to Chartwell.

AGGRESSIVE GROWTH FUND ANNUAL OPERATING EXPENSES	Class A		Class C
	Current	Proposed	Current	Proposed
Management Fee (1)	0.85%	0.85%	0.85%	0.85%
Service & Distribution (12b-1) Fees	0.25%	0.25%	1.00%	1.00%
Fees and Expenses of Acquired Funds	0.00%	0.00%	0.00%	0.00%
Other Expenses (2)	0.49%	0.49%	0.50%	0.50%

Total Annual Operating Expenses (before reimbursement by TPL)	1.59%	1.59%	2.35%	2.35%

(Reimbursement)/Recoupment	0.01%	0.01%	0.00%	0.00%
Total Annual Operating Expenses	1.60%	1.60%	2.35%	2.35%

(1)	Management Fees currently include a fee equal to an annual rate of 0.85% of the average daily net assets of the Fund, which is paid to the Funds’ Adviser, TPL. From that fee, TPL currently pays Provident a fee equal to maximum annual rate of 0.42% of the average daily net assets of the Fund. Under the proposed Chartwell agreement, Management Fees would continue to include a fee equal to an annual rate of 0.85% of the average daily net assets of the Fund, paid to the Funds’ Adviser, TPL. From that fee, TPL would pay Chartwell in accordance with the fee structure set forth in the above discussion of Chartwell.

(2)	Other Expenses include administration fees, transfer agency fees and all other ordinary operating expenses of the Fund not listed above, and reflect actual expenses incurred by the Fund for the Fund’s fiscal year ended December 31, 2006. Please see the Fund's Prospectus for a more complete explanation of fees and expenses.

The following example is intended to help you compare the cost of investing in this Fund versus the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% annual return each year and that the Fund's operating expenses remain the same each year. Although your actual costs may be higher or lower, based on these assumptions, your costs under the current fee structure and proposed fee structure would be:

	One Year		Three Years		Five Years		Ten Years
	Current	Proposed	Current	Proposed	Current	Proposed	Current	Proposed
Class A	$704	$704	$1,025	$1,025	$1,369	$1,369	$2,336	$2,336
Class C	$338	$338	$733	$733	$1,255	$1,255	$2,686	$2,686

If you did not redeem your shares, your costs would be:

	One Year		Three Years		Five Years		Ten Years
	Current	Proposed	Current	Proposed	Current	Proposed	Current	Proposed
Class A	$704	$704	$1,025	$1,025	$1,369	$1,369	$2,336	$2,336
Class C	$238	$238	$733	$733	$1,255	$1,255	$2,686	$2,686

If the Fund’s shareholders do not approve this Proposal, the Trust will consider other alternatives.

Board Recommendation

The Fund’s Board of Trustees , including the independent Trustees, unanimously recommends that you vote “For” the Proposal.

OTHER INFORMATION

UNDERWRITER

Timothy Partners, Ltd. (“TPL”) 1055 Maitland Center Commons, Maitland, FL 32751, in addition to serving as investment adviser to the Funds, also serves as principal underwriter to the Trust’s shares. TPL is a broker/dealer registered as such with the Securities and Exchange Commission and is a member in good standing of the National Association of Securities Dealers.

TPL is not directly compensated by the Trust for its distribution services. However, TPL generally retains dealer concessions on sales of Class A Fund shares as set forth in the Trust’s prospectus and may retain some or all of the fees paid by the Fund’s pursuant to 12b-1 Plans of Distribution. With respect to Class A shares, TPL may pay some or all of the dealer concession to selling brokers and dealers from time to time, at its discretion. A broker or dealer who receives more than 90% of a selling commission may be considered an “underwriter” under federal law. With respect to both Class A and Class B shares, TPL may pay some or all of the collected 12b-1 fees to selling brokers and dealers from time to time, at its discretion

ADMINISTRATOR, TRANSFER AGENT AND FUND ACCOUNTING

Unified Fund Services, Inc., 2609 Meridian Street, Suite 300, Indianapolis, IN 46208, provides administrative, transfer agent, and accounting services to the Fund pursuant to a written agreement with the Trust, dated December 4, 2006.

PROPOSALS OF SHAREHOLDERS

As a Delaware Business Trust, the Trust is not required to hold annual shareholder meetings, but will hold special meetings as required or deemed desirable. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next shareholders meeting cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a special shareholder meeting must be received by the Trust no later than four months prior to the date when proxy statements are mailed to shareholders.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Trust.

FINANCIAL STATEMENTS

The financial statements for each Fund and the Trust are incorporated herein by reference to the Trust’s unaudited semi-annual financial report, dated June 30, 2007, and the Trust’s audited annual financial report, dated December 31, 2006.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

EXHIBIT A

TOTAL OUTSTANDING SHARES

OF THE FUND, BY CLASS AND TOTAL

As of November 1, 2007

Class A	Class B	Class C	Total
3,075,725.098	155,735.827	309,818.326	3,541,279.851

HOLDERS OF MORE THAN

5% OF THE FUND’S SHARES

As of November 1, 2007

Name & Address of Shareholder	Share Class	No. of Shares	% of Share Class	% of Total Fund Shares
National Financial Services, LLC FBO Client Accounts 1555 River Center, Suite 210 Milwaukee, WI 53212	Class A	1,959,210.396	63.70%	55.32%

Timothy Plan Officer/Director Ownership of Fund Shares

As of November 1, 2007

Name	Dollar Range of Shares Owned in Individual Funds	Dollar Range of Shares Owned, All Funds

Arthur D. Ally, Interested Trustee, President, Treasurer

Small Cap Value- $1 to $10,000

Large Mid Cap Value- $1 to $10,000

Fixed Income- $1 to $10,000

Conservative Growth- $1 to $10,000

Strategic Growth- $1 to $10,000

Aggressive Growth- $1 to $10,000

Large Mid Growth- $1 to $10,000

$1 to $10,000

Joseph Boatwright, Interested Trustee, Secretary

Small Cap Value- $50,001 to $100,000

Large Mid Cap Value- $50,001 to $100,000

Strategic Growth- Over $100,000

Conservative Growth- $50,001 to $100,000

Fixed Income- $50,001 to $100,000

Money Market Fund- $1 to $10,000

Over $100,000

Mathew Staver, Interested Trustee	Small Cap Value $50,001 to $100,000 Strategic Growth $1 to $10,000	$50,001 to $100,000

Charles Nelson, Independent Trustee	None	None

Wesley Pennington, Independent Trustee	Small Cap Value- $10,001 to $50,000 Large Mid Cap Value- $10,001 to $50,000	$10,001 to $50,000

Scott Preissler, Independent Trustee	None	None

Alan Ross, Independent Trustee	None	None

Kathryn T. Martinez, Independent Trustee	None	None

Richard W. Copeland, Independent Trustee	None	None

William W. Johnson, Independent Trustee	None	None

John C. Mulder, Independent Trustee	**Conservative Growth- $10,001 to $50,000 **Fixed Income- $10,001 to $50,000 **Trustee on account	$10,001 to $50,000

David J. Tolliver, Independent Trustee	Small Cap Value- $10,001 to $50,000	$10,001 to $50,000

EXHIBIT B

Sub-Advisory Agreement

The Timothy Plan

THIS AGREEMENT is made and entered into as of the 1st day of January, 2008, by and between The Timothy Plan, a Delaware business trust (the “Trust”), Timothy Partners, Ltd., a Florida Limited Partnership (the “Adviser”), and Chartwell Investment Partners (the “Investment Manager”).

WHEREAS, the Trust is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the “Act”) and authorized to issue an indefinite number of series of shares representing interests in separate investment portfolios (each referred to as a “Fund”); and

WHEREAS, Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of asset management; and

WHEREAS, Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of asset management; and

WHEREAS, the Trust has engaged Adviser to provide investment management services to each series of the Trust; and

WHEREAS, the Adviser desires to retain Investment Manager to render certain investment management services to the Timothy Plan Aggressive Growth Fund (the “Portfolio”), a separate series of shares of the Trust, and Investment Manager is willing to render such services; and

WHEREAS, the Trust consents to the engagement of Investment Manager by Adviser.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Obligations of Investment Manager

(a)	Services. Investment Manager agrees to perform the following services (the “Services”) for the Portfolio:

(1)	manage the day-to-day investment and reinvestment of the Portfolio’s assets;

(2)	continuously review, supervise, and administer the investment program of the Portfolio;

(3)	determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions) by and for the Portfolio having due regard for any restrictions on such investments as set forth from time to time by the Adviser;

(4)	provide the Adviser with records concerning Investment Manager’s activities which the Trust is required to maintain; and

(5)	render regular reports to the Trust’s and/or Adviser’s officers and directors concerning Investment Manager’s discharge of the foregoing responsibilities.

Investment Manager shall discharge the foregoing responsibilities subject to the overall control of the officers, directors, and trustees of the Adviser, in compliance with such policies as the Board of Trustees of the Trust may from time to time establish, in compliance with the objectives, policies, and limitations of the Portfolio as set forth in the Trust’s prospectus and statement of additional information, as amended from time to time, and with all applicable laws and regulations. The Adviser will provide Investment Manager with a copy of each registration statement relating to the Portfolio promptly after it has been filed with the Securities and Exchange Commission. All Services to be furnished by Investment Manager under this Agreement may be furnished through the medium of any directors, officers or employees of Investment Manager or through such other parties as Investment Manager may determine from time to time.

Investment Manager agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel in sufficient amounts and manner to perform the Services on the terms and for the compensation provided herein. Investment Manager may authorize and permit any of its officers, directors and employees to be elected as trustees or officers of the Trust and to serve in the capacities in which they are elected.

Unless expressly assumed under this Agreement by Investment Manager, the Trust and/or Adviser shall pay all costs and expenses normally incurred by the Portfolio in connection with the Trust’s operation and organization. To the extent Investment Manager incurs any cost by assuming expenses which are an obligation of the Adviser or Trust, the Adviser or Trust shall promptly reimburse Investment Manager for such costs and expenses.

(b)	Books and Records. All books and records prepared and maintained by Investment Manager for the benefit of the Trust under this Agreement shall be the property of the Trust and, upon request therefor, Investment Manager shall surrender to the Trust copies of such of the books and records so requested. The Trust acknowledges that Investment Manager is required to maintain books and records of its activities under the Investment Advisers Act of 1940, as amended, and agrees to allow Investment Manager to retain copies of such records of the Trust as required under federal law. Investment Manager agrees not to use any records of the Trust for any purpose other than for the provision of the Services to the Trust. However, Investment Manager may disclose the investment performance of the Portfolio, provided that such disclosure does not reveal the identity of Adviser, the Portfolio or the Trust. Investment Manager may disclose that Adviser, the Portfolio and the Trust are its clients.

2.	Portfolio Transactions. Investment Manager is authorized to select the brokers or dealers that will execute purchases and sales of securities for the Portfolio and is directed to use commercially reasonable efforts to obtain the best net results as described in the Trust’s currently effective prospectus and statement of additional information. When Investment Manager deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of Investment Manager, Investment Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the best net results of lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by Investment Manager in the manner Investment Manager considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients. Further, the Trust has adopted procedures pursuant to Rules 17(a) and 17(e) under the Investment Company Act of 1940 relating to transactions among a Portfolio and affiliated person thereof (Rule 17(a)), and transactions between a Portfolio and an affiliated broker or dealer (Rule 17(e)). Investment Manager shall at all times conduct its activities in compliance with such procedures. Investment Manager shall prepare a report at the end of each fiscal quarter reporting on Investment Manager’s compliance with such procedures and setting forth in reasonable detail any transactions which were in violation of such procedures. Investment Manager will promptly communicate to the officers and the directors of the Adviser and Trust such other information relating to Portfolio transactions as they may reasonably request.

3.	Compensation of Investment Manager. For its services rendered to the Portfolio, Adviser will pay to Investment Manager a fee at an annual rate equal to:

Fund Assets from:	Annual Fee Percentage
$0 to $10 million	0.42%
+$10 million to $15 million	0.40%
+$15 million to $25 million	0.35%
Above $25 million	0.25%

The fees described above shall be computed daily based upon the net asset value of the Portfolio as determined by a valuation made in accordance with the Trust’s procedures for calculating Portfolio net asset value as described in the Trust’s currently effective Prospectus and/or Statement of Additional Information. During any period when the determination of the Portfolio’s net asset value is suspended by the trustees of the

2

Trust, the net asset value of a share of the Portfolio as of the last business day prior to such suspension shall, for the purpose of this Paragraph 3, be deemed to be net asset value at the close of each succeeding business day until it is again determined.

The fees described above are annual fees, payable 1/12th monthly. Fees for Services rendered during any month will be paid within five (5) business days after the end of the month in which such Services were rendered. In the event that this Agreement is terminated prior to the end of a month in which Investment Manager is providing Services, Adviser shall pay to Investment Manager fees accumulated during that month to the date of termination within five (5) business days after the end of the month in which such Services were rendered. Investment Manager shall have no right to obtain compensation directly from the Portfolio or the Trust for Services provided hereunder and agrees to look solely to the Adviser for payment of fees due.

4.	Status of Investment Manager. The services of Investment Manager to the Trust are not to be deemed exclusive, and Investment Manager shall be free to render similar services to others.

The Trust and Adviser agree that Investment Manager may give advice or exercise investment responsibility and take other action with respect to accounts of other clients which may differ from advice given or the timing or nature of action taken with respect to the Portfolio; provided that Investment Manager acts in good faith, and provided further that it is Investment Manager’s policy to allocate, within its reasonable discretion, investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to other client accounts, taking into account the investment objectives and policies of the Portfolio and any specific instructions applicable thereto.

In order to assist Investment Manager in performing the Services to the Portfolio, the Trust and/or Adviser may from time to time provide Investment Manager with information, documents, research or writings designated as proprietary by the Trust or the Adviser. Investment Manager agrees that, upon being informed that such information, documents, research or writings provided to it are deemed proprietary by the Trust and/or the Adviser, Investment Manager shall use such proprietary documents only to assist it in performing the Services to the Portfolio, and further agrees not to use, distribute, or publish, for its own benefit or for the benefit of others, information, documents, research or writings designated as proprietary by the Trust or the Adviser.

In rendering its Services to the Portfolio, Investment Manager shall be deemed to be an independent contractor. Unless expressly authorized or requested by the Trust, Investment Manager shall have no authority to act for or represent the Trust in any way other than as an independent contractor providing the Services described in this Agreement. The parties to this Agreement acknowledge and agree that the Trust may, from time to time, authorize Investment Manager to act for or represent the Trust under limited circumstance. In such circumstances, Investment Manager may be deemed to be an agent of the Trust. Except for those circumstances in which the Trust has specifically authorized Investment Manager to act for or represent the Trust, Investment Manager shall in no way be deemed an agent of the Trust.

Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of Investment Manager to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business.

It is understood that the name "Chartwell Investment Partners" and any derivatives associated with that name are the valuable property of the Investment Manager. Chartwell understands and agrees that the Trust may use such name(s) in the Portfolio's Prospectus, Statement of Additional Information and other documents comprising the Registration Statement in order to satisfy the Trust’s disclosure requirements under federal law. The Trust and Adviser each understands and agrees that in sales literature and reports prepared for dissemination to shareholders of and prospective investors in the Portfolio, the Adviser and/or the Trust shall not make public any material containing such name(s) without first obtaining the written consent of the Investment Manager, which consent shall not unreasonably be withheld. Upon the termination of this Agreement, the Trust and/or Adviser shall forthwith cease to use such name(s).

5.	Permissible Interests. Trustees, agents, and stockholders of the Trust are or may be interested in Investment Manager (or any successor thereof) as directors, partners, officers, stockholders or otherwise, and directors, partners, officers, agents, and stockholders of Investment Manager are or may be interested in the Trust as trustees, stockholders or otherwise; and Adviser (or any successor) is or may be interested in the Trust as a stockholder or otherwise.

6.

Liability of Investment Manager. Investment Manager assumes no responsibility under this Agreement other than to render the Services called for hereunder in good faith. Investment Manager shall not be liable for any error of judgment or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement.

Adviser and the Trust agree to indemnify and defend Investment Manager, its officers, directors, and employees for any loss or expense (including reasonable attorney’s fees) arising out of or in connection with any action, suit or proceeding relating to any actual or alleged material misstatement or omission in the Fund’s registration statement, any proxy statement, or any communication to current or prospective investors in the Portfolio (other than any material misstatement or omission made in reliance upon and in conformity with written information furnished by Investment Manager to Adviser or the Portfolio).

7.	Representations of the Adviser and Investment Manager. Adviser represents that (a) a copy of the Trust’s Master Trust Agreement, together with all amendments thereto, is on file in the office of the Secretary of the State of Delaware; (b) a copy of the Trust’s currently effective prospectus and statement of additional information has been delivered to Investment Manager; (c) Adviser has acted and will continue to act in conformity with the Act and other applicable laws; (d) the appointment of Investment Manager has been duly authorized; and (d) Adviser is authorized to enter into this Agreement.

Investment Manager represents that (a) a copy of the Trust’s currently effective prospectus and statement of additional information has been delivered to Investment Manager; (b) Investment Manager has acted and will continue to act in conformity with the Act and other applicable laws; and (c) Investment Manager is authorized to enter into this Agreement and to perform the Services described herein.

8.	Term. This Agreement shall remain in effect until February 28, 2009, and from year to year thereafter provided that such continuance is approved at least annually by (1) the vote of a majority of the Board of Trustees of the Trust or (2) a vote of a “majority” (as that term is defined in the Investment Company Act of 1940) of the Portfolio’s outstanding securities, provided that in either event the continuance is also approved by the vote of a majority of the trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the Act) of any such party, which vote must be cast in person at meeting called for the purpose of voting on such approval; provided, however, that;

(a)	the Trust or Adviser may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days written notice to Investment Manager;

(b)	the Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act and the Rules thereunder); and

(c)	Investment Manager may terminate this Agreement without payment of penalty on 60 days written notice to the Trust; and

(d)	the terms of paragraph 6 of this Agreement shall survive the termination of this Agreement.

9.	Notices. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

If to the Trust:	If to the Adviser:	If to the Investment Manager
The Timothy Plan	Timothy Partners, Ltd.	Chartwell Investment Partners
1055 Maitland Center Commons	1055 Maitland Center Commons	1235 Westlakes Drive
Maitland, FL 32751	Maitland, FL 32751	Suite 400
Arthur D. Ally	Arthur D. Ally	Berwyn, PA 19312
President	President	Timothy J. Riddle
Chief Executive Officer

10.	Amendments; Entire Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund’s outstanding voting securities. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter contained herein and supersedes any prior agreement or understanding, whether written or oral.

11.

Code of Ethics. Pursuant to Rule 17j-1 under the Act, Investment Manager warrants, covenants and agrees that it shall have submitted its Code of Ethics to the Board of Trustees of the Trust and obtained Board approval of such Code of Ethics prior to rendering any Services to the Portfolio. Investment Manager shall submit any material changes to such Code of Ethics to the Board of Trustees for its approval within six months of making such material change. Investment Manager further warrants, covenants and agrees to comply with all applicable reporting requirements mandated by Rule 17j-1 with respect to Codes of Ethics. A copy of Investment Manager’s current Code of Ethics is attached to this Agreement as Appendix 1 and incorporated herein for all purposes.

12.	Proxy Voting. Except as specifically instructed by the Board of Trustees of the Trust or by the Adviser, Investment Manager shall exercise or procure the exercise of any voting rights attaching to investments of the Portfolio on behalf of the Portfolio.

13.	Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to any laws of conflict of such jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

The Timothy Plan	Timothy Partners, Ltd.	Chartwell Management Corp.

Arthur D. Ally	Covenant Funds, Inc.	Timothy J. Riddle
President	Managing General	Chief Executive Officer
Partner, Arthur D.
Ally, President

APPENDIX 1

Code of Ethics of Chartwell Investment Partners

BALLOT

TIMOTHY PLAN AGGRESSIVE GROWTH FUND SHAREHOLDERS ONLY!

Proposal # 1.	Approve the Sub-investment Advisory Agreement with Chartwell Investment Parters for its services to the Fund

For	Against	Abstain
☐	☐	☐

Signature(s)

All registered owners of account shown to the left must sign. If signing for a corporation, estate or trust, please indicate your capacity or title.

X
Signature	Date

X
Signature	Date

PLEASE VOTE TODAY!

Please vote all issues shown on your ballot.

Please vote on each issue using blue or black ink to mark an X in one of the three boxes provided on each ballot. On all Items, mark — For, Against or Abstain. Then sign, date and return your ballot in the accompanying postage-paid envelope. All registered owners of an account, as shown in the address on the ballot, must sign the ballot. If you are signing for a corporation, trust or estate, please indicate your title or position.

THANK YOU FOR MAILING YOUR BALLOT PROMPTLY!

Your vote is needed! Please vote on the reverse side of this form and sign in the space provided. Return your completed proxy in the enclosed envelope today.

You may receive additional proxy cards for your other accounts with the Trust. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted. Please return them as soon as possible to help save the cost of additional mailings.

The signers of this proxy hereby appoint John Swhear and Matt Miller and each of them, attorneys and proxies, with power of substitution in each, to vote all shares for the signers at the special meeting of shareholders to be held on Monday, December 17, 2007, and at any adjournments thereof, as specified herein, and in accordance with their best judgment, on any other business that may properly come before this meeting.

Your shares will be voted in accordance with your designations on this proxy. If no specification is made herein, all shares will be voted "FOR" the proposals set forth on this proxy. The proxy is solicited by the Board of Trustees of the Trust which recommends a vote “FOR” each Proposal.